Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS NET INCOME OF $6.7 MILLION FOR SECOND QUARTER 2013

July 18, 2013

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $6.2 million, or $0.26 per diluted share, for the quarter ended June 30, 2013, compared to $1.7 million, or $0.07 per diluted share, for the quarter ended June 30, 2012. For the year to date period ending June 30, 2013, the Company reported net income available to common shareholders of $11.1 million, or $0.46 per diluted share, compared to $6.2 million, or $0.26 per diluted share, for the same period in 2012. Commenting on the Company’s quarterly results, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “The positive trends on loan and revenue growth continue to ramp. These trends coupled with improved operating expense control and lower levels of credit costs resulted in a much improved return on average assets of 0.95% in the second quarter of 2013 compared to 0.34% for the second quarter of 2012.”

Highlights of the results for the second quarter of 2013 include the following:

•	Net income available to common shareholders increased 28.7% compared to the first quarter of 2013.

•	Return on average assets and return on average tangible equity increased to 0.95% and 10.66%, respectively.

•	Total revenue increased to $43.3 million in the second quarter of 2013 compared to $41.9 million in the second quarter in 2012.

•	The Company’s net interest margin was 4.96% in the second quarter of 2013, compared to 4.66% in the second quarter of 2012 and 4.79% in the first quarter of 2013.

•	Non-covered loans increased by $63.1 million during the quarter.

•	Tangible common equity to tangible assets increased to 9.15% at June 30, 2013, compared to 8.83% at March 31, 2013.

•	Total non-covered classified assets decreased 8.8% compared to March 31, 2013.

•	Noninterest income was $11.4 million, compared to $8.9 million in the second quarter of 2012.

Operating Results

Net income in the second quarter of 2013 totaled $6.7 million before preferred dividends, an increase of 167.7% compared to the same quarter in 2012. For the year to date period, the Company’s earnings before preferred dividends were $12.0 million, compared to $7.9 million in the year to date period in 2012. Return on average assets and average tangible common equity increased to 0.95% and 10.66%, respectively, in the second quarter of 2013 compared to 0.34% and 4.12%, respectively, in the same quarter of 2012.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2013 totaled $29.5 million, an increase of $595,000, or 2.1%, compared to the $28.9 million reported for the second quarter of 2012. The Company’s net interest margin increased during the quarter to 4.96%, compared to 4.66% during the second quarter of 2012.

Yields on earning assets in the second quarter of 2013 were 5.38%, compared to 5.21% in the first quarter of 2013 and compared to 5.33% in the second quarter in 2012. An improving mix of earning assets, more heavily concentrated in loans, helped offset declining yields on the Company’s loan portfolio. Average loans comprised 84.1% of average earning assets in the second quarter of 2013, compared to 79.0% in the second quarter of 2012.

Yields on legacy loans for the second quarter of 2013 were 5.42%, compared to 5.75% in the same quarter in 2012. Production yields in the most recent quarter were 5.01%, compared to 5.43% in the second quarter of 2012. While yields on production of new and renewed loans are below current portfolio yields, management anticipates the revenue impact to be muted as they expect continued growth in total loans and less interest rate pressure due to a recent increase in interest rates.

Declines in legacy loan yields were partially offset by increases in yields on covered loans. Covered loan yields increased to 8.18% in the second quarter of 2013, compared to 7.22% in the same quarter of 2012. Continued resolution of problem credits and shorter amortization periods led to higher than expected accretion on covered assets.

The Company continued to experience savings on deposit costs, albeit at a slower pace than what had been experienced in the recent past. Total costs of deposits fell to 0.34%, compared to 0.36% in the first quarter of 2013 and 0.56% in the second quarter of 2012. Savings on time deposits were most significant, with CD costs falling from 1.12% in the second quarter of 2012 to 0.74% in the second quarter of 2013. Additional savings have been achieved from improvement in the deposit mix, with time deposits representing only 27.5% of total deposits in the current quarter in 2013, compared to 32.4% in the second quarter of 2012.

Non-interest Income

Non-interest income in the second quarter of 2013 improved to $11.4 million, compared to $8.9 million in the same quarter of 2012. The Company’s mortgage operations continued to grow during the second quarter of 2013, as mortgage revenues increased to $5.0 million for the quarter, compared to $3.0 million for the same quarter of 2012. Purchase mortgage originations accounted for 70% of the Company’s total mortgage business in the second quarter of 2013, compared to 61% in the first quarter of 2013 and 64% in the second quarter of 2012. Commenting on mortgage activity, Mr. Hortman added, “Mortgage revenues have been growing consistently as we build our ranks of producers, focusing mostly on those with good realtor or builder relationships. While we are cautious about the impact of higher rates, we believe our emphasis on purchase transactions will help sustain our revenues in the higher rate environment.” The Company reported that the average number of daily applications taken thus far in the third quarter of 2013 has been only 4% lower than the average during the second quarter of 2013.

Non-interest Expense

Total operating expenses for the second quarter of 2013 were mostly unchanged at $26.7 million, compared to $26.6 million for the same quarter of 2012. Salaries and benefits increased to $13.4 million in the current quarter of 2013, compared to $12.1 million in the same quarter in 2012, as commissions and support costs in the Company’s mortgage operations increased commensurate with the increase in revenues. Excluding compensation costs in the Company’s mortgage operations, salaries and benefits declined to $10.5 million in the second quarter of 2013, compared to $11.0 million in the first quarter of 2013 and $10.7 million in the second quarter of 2012.

Increases in compensation costs were offset by declines in non-provision credit-related costs, which fell from $3.4 million in the second quarter of 2012 to $2.3 million in the second quarter of 2013. Occupancy and equipment costs, as well as data processing and telecommunications expense, were steady compared to prior year levels. Other operating expenses for the current quarter of 2013 were $4.5 million. These expenses benefitted from a net gain on the sale of fixed assets totaling $227,000, declines in FDIC insurance expense of $590,000 and savings realized in delivery costs of $112,000.

Savings from the Company’s restructuring efforts are evident in the Company’s operating expenses (exclusive of variable mortgage expenses and non-provision credit costs). As shown below, the Company’s core operating expenses have fallen 11.4% on a quarterly basis since the third quarter of 2012 when the Company’s restructuring plan was first announced. Additional savings expected in future quarters hinge on successful implementation of certain technology and continued improvements in credit quality, both of which are proceeding according to plan.

	Three Months Ended					Six Months Ended
	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012
Total Operating Expenses	26,688	28,884	29,791	28,810	26,623	55,572	60,869

Less: Credit related expenses	(2,349)	(4,844)	(2,548)	(3,706)	(3,423)	(7,193)	(16,162)

Less: Mortgage related expenses	(4,717)	(3,721)	(3,589)	(2,958)	(1,861)	(8,438)	(3,344)

Core Operating Expenses - Ameris Bank	19,622	20,319	23,654	22,146	21,339	39,941	41,363

Reported Efficiency Ratio	65.32%	72.76%	71.85%	75.68%	70.51%	68.98%	65.63%

Operating efficiency net of credit costs	59.57%	60.56%	65.70%	65.94%	61.45%	60.05%	61.49%

Balance Sheet Trends

Total assets at June 30, 2013 were $2.81 billion, a decrease of $210.4 million when compared to $3.02 billion reported at December 31, 2012. Declines in total asset levels were expected and are associated mostly with the Company’s restructuring efforts, which resulted in the closing of thirteen existing retail facilities since the third quarter of 2012. Similarly, earning assets declined as well, although the mix of earning assets has improved. Earning assets fell from $2.55 billion at December 31, 2012 to $2.42 billion at June 30, 2013. Total loans increased during that period from $2.01 billion at the end of 2012 to $2.06 billion at the end of the second quarter and now represent 85.1% of total earning assets, compared to 78.8% at the end of the year.

Total non-covered loans increased $105.2 million during the first six months of 2013 to end at $1.56 billion at June 30, 2013, compared to $1.45 billion at December 31, 2012. Seasonal borrowings from agricultural customers as well as successful sales efforts contributed to the 14.6% annualized increase in loans. Additionally, covered loans fell by only $17.2 million during the second quarter of 2013 to $443.5 million compared to balances reported at March 31, 2013. Management, noting that this is a much slower pace of quarterly run-off than has been experienced in several years, is optimistic that the trends in non-covered loan growth and covered loan run-off will continue.

Total deposits decreased $181.6 million to $2.44 billion during the first six months of 2013, compared to $2.62 billion at December 31, 2012. Year-end deposit levels contain unusually high liquidity levels from local municipalities and agricultural customers, and decreases from this level are not indicative of current trends. Decreases in deposit accounts associated with the closed branches have been unexpectedly low, totaling only $32.8 million at June 30, 2013. Additional declines in future quarters may occur as there are $48.7 million of time deposits in the affected branches that have not yet matured. Management originally estimated a potential for a decline of 5% in the Company’s deposits associated with the consolidation effort, but management now believes the run-off will be much less.

Indemnification Asset

At June 30, 2013, the Company’s FDIC loss-sharing receivable totaled $105.5 million, which is comprised of $75.7 million in indemnification asset (for reimbursements associated with anticipated losses in future quarters) and $29.8 million in current charge-offs and expenses already incurred but not yet submitted for reimbursement. This is a significant decrease from the $161.0 million FDIC loss-sharing receivable recorded at March 31, 2013, which was comprised of $99.9 million in indemnification asset and $61.1 million in current charge-offs and expenses. The decline in the receivable during the current quarter is due to $39.3 million received from the FDIC and a $16.2 million reduction due to changes in the estimates of cash flows on the covered assets.

Credit Expenses and Asset Quality

Non-performing assets declined to $71.7 million, a decrease of $7.0 million, from $78.7 million reported at December 31, 2012. Nonaccrual loans declined $7.1 million to $31.8 million at June 30, 2013, compared to $38.9 million at December 31, 2012. The Company’s balances in non-covered OREO (other real estate owned) remained stable at $39.9 million at June 30, 2013. Classified assets to total regulatory capital declined to 28.7% at the end of the second quarter of 2013, compared to 33.8% at the same time in 2012.

The Company’s quarterly provision for loan losses was $4.2 million in the second quarter of 2013, compared to $7.2 million in the same quarter in 2012. Net charge-offs on loans during the second quarter of 2013 were $2.9 million, compared to $2.8 million during the first quarter of 2013 and $8.6 million during the second quarter of 2012. As a percentage of loans, net charge-offs were 0.74% of average loans on an annualized basis for the second quarter of 2013, compared to 0.76% during the first quarter of 2013 and 2.52% during the second quarter of 2012.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 57 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012

EARNINGS

Net Income/(Loss) Available to Common Shareholders	$6,236	$4,844	$3,554	$1,076	$1,678	$11,080	$6,228

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.26	$0.20	$0.15	$0.05	$0.07	$0.46	$0.26
Diluted	$0.26	$0.20	$0.15	$0.04	$0.07	$0.46	$0.26
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—	—	—
Book value per share (period end)	$10.88	$10.72	$10.56	$10.41	$10.49	$10.88	$10.49
Tangible book value per share (period end)	$10.74	$10.57	$10.39	$10.23	$10.29	$10.74	$10.29
Weighted average number of shares:
Basic	23,878,898	23,867,691	23,815,583	23,819,144	23,818,814	23,873,325	23,790,505
Diluted	24,287,628	24,246,346	23,857,095	23,973,369	23,973,039	24,282,055	23,944,730
Period-end number of shares	23,894,327	23,875,680	23,799,768	23,819,144	23,819,144	23,894,327	23,819,144
Market data:
High closing price	$16.94	$14.51	$12.71	$12.88	$13.40	$16.94	$13.40
Low closing price	$13.16	$12.79	$10.50	$11.27	$10.88	$12.79	$10.34
Period end closing price	$16.85	$14.35	$12.49	$12.59	$12.60	$16.85	$12.60
Average daily volume	53,403	51,887	48,295	45,543	58,370	52,669	58,751

PERFORMANCE RATIOS
Return on average assets	0.95%	0.75%	0.62%	0.26%	0.34%	0.85%	0.53%
Return on average common equity	10.66%	8.53%	7.72%	3.12%	4.12%	9.60%	6.49%
Earning asset yield (TE)	5.38%	5.21%	5.22%	5.06%	5.33%	5.30%	5.25%
Total cost of funds	0.40%	0.40%	0.44%	0.51%	0.62%	0.40%	0.65%
Net interest margin (TE)	4.96%	4.79%	4.75%	4.52%	4.66%	4.88%	4.56%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	26.16%	26.27%	25.86%	23.60%	21.10%	26.21%	15.86%
Efficiency ratio	65.32%	72.76%	71.85%	75.68%	70.51%	68.98%	65.63%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	10.25%	9.91%	9.24%	10.14%	10.31%	10.25%	10.31%
Tangible common equity to tangible assets	9.15%	8.83%	8.20%	8.27%	8.41%	9.15%	8.41%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	9.15%	8.83%	8.20%	8.27%	8.41%	9.15%	8.41%
Effect of preferred equity	0.99%	0.97%	0.92%	1.74%	1.75%	0.99%	1.75%
Effect of goodwill and other intangibles	0.11%	0.11%	0.12%	0.13%	0.15%	0.11%	0.15%

Equity to assets (GAAP)	10.25%	9.91%	9.24%	10.14%	10.31%	10.25%	10.31%

OTHER PERIOD-END DATA
Banking Division FTE	683	693	736	754	751	683	751
Mortgage Division FTE	155	127	130	118	88	155	88

Total Ameris Bancorp FTE Headcount	838	820	866	872	839	838	839

Assets per FTE	$3,352	$3,490	$3,486	$3,382	$3,481	$3,352	$3,481
Branch locations	57	57	66	66	67	57	67
Deposits per branch location	$42,861	$43,684	$39,768	$39,093	$37,980	$42,861	$37,980

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012

INCOME STATEMENT

Interest income
Interest and fees on loans	$29,859	$28,716	$30,329	$29,165	$30,334	$58,575	$59,816
Interest on taxable securities	1,719	1,697	1,737	2,017	2,187	3,416	4,496
Interest on nontaxable securities	344	375	371	365	374	719	739
Interest on deposits in other banks	29	85	102	104	108	114	228
Interest on federal funds sold	—	—	—	—	4	—	10

Total interest income	31,951	30,873	32,539	31,651	33,007	62,824	65,289

Interest expense
Interest on deposits	$2,083	$2,226	$2,603	$3,005	$3,635	$4,309	$7,719
Interest on other borrowings	392	309	377	408	491	701	962

Total interest expense	2,475	2,535	2,980	3,413	4,126	5,010	8,681

Net interest income	29,476	28,338	29,559	28,238	28,881	57,814	56,608

Provision for loan losses	4,165	2,923	4,442	6,540	7,225	7,088	20,107

Net interest income/(loss) after provision for loan losses	$25,311	$25,415	$25,117	$21,698	$21,656	$50,726	$36,501

Noninterest income
Service charges on deposit accounts	$4,695	$4,837	$5,299	$5,121	$4,770	$9,532	$9,156
Mortgage banking activity	5,001	4,464	4,768	3,740	3,006	9,465	4,481
Other service charges, commissions and fees	617	329	387	331	322	946	713
Gain(loss) on sale of securities	(1)	172	322	—	—	171	—
Gains from acquisitions	—	—	—	—	—	—	20,037
Other non-interest income	1,072	1,558	1,128	639	777	2,630	1,752

Total noninterest income	11,384	11,360	11,904	9,831	8,875	22,744	36,139

Noninterest expense
Salaries and employee benefits	13,381	13,806	15,785	13,766	12,125	27,187	23,571
Occupancy and equipment expenses	2,978	2,931	3,653	3,340	2,880	5,909	6,215
Data processing and telecommunications expenses	2,836	2,570	3,254	2,599	2,905	5,406	4,830
Credit related expenses (1)	2,349	4,844	2,548	3,706	3,423	7,193	16,162
Advertising and marketing expenses	327	255	488	421	364	582	713
Amortization of intangible assets	358	364	364	364	412	722	632
Other non-interest expenses	4,459	4,114	3,699	4,614	4,514	8,573	8,746

Total noninterest expense	26,688	28,884	29,791	28,810	26,623	55,572	60,869

Operating profit/(loss)	$10,007	$7,891	$7,230	$2,719	$3,908	$17,898	$11,771

Income tax (benefit)/expense	3,329	2,606	2,558	816	1,413	5,935	3,911

Net income/(loss)	$6,678	$5,285	$4,672	$1,903	$2,495	$11,963	$7,860

Preferred stock dividends	442	441	1,118	827	817	883	1,632

Net income/(loss) available to common shareholders	$6,236	$4,844	$3,554	$1,076	$1,678	$11,080	$6,228

Diluted earnings available to common shareholders	0.26	0.20	0.15	0.04	0.07	0.46	0.26

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$50,343	$50,487	$80,256	$57,289	$60,126
Federal funds sold and interest bearing balances	43,904	81,205	193,677	66,872	111,251
Investment securities available for sale, at fair value	316,168	324,029	346,909	361,051	366,980
Other investments	7,764	5,528	6,832	7,003	7,884
Mortgage loans held for sale	62,580	42,332	48,786	29,021	19,659

Loans, net of unearned income	1,555,827	1,492,753	1,450,635	1,439,862	1,365,489
Covered loans	443,517	460,724	507,712	546,234	601,737
Less allowance for loan losses	24,217	23,382	23,593	25,901	26,198

Loans, net	1,975,127	1,930,095	1,934,754	1,960,195	1,941,028

Other real estate owned	39,885	40,434	39,850	37,325	36,397
Covered other real estate owned	62,178	77,915	88,273	88,895	83,467

Total other real estate owned	102,063	118,349	128,123	126,220	119,864

Premises and equipment, net	70,167	72,340	75,983	75,609	75,192
Intangible assets, net	2,318	2,676	3,040	3,404	3,767
Goodwill	956	956	956	956	956
FDIC loss sharing receivable	105,513	160,979	159,724	198,440	203,801
Cash value of bank owned life insurance	47,495	45,832	15,603	50,087	—
Other assets	24,277	26,843	24,409	13,236	9,803

Total assets	$2,808,675	$2,861,651	$3,019,052	$2,949,383	$2,920,311

Liabilities
Deposits:
Noninterest-bearing	$475,445	$490,961	$510,751	$464,503	$429,113
Interest-bearing	1,967,658	1,999,012	2,113,912	2,115,614	2,115,559

Total deposits	2,443,103	2,489,973	2,624,663	2,580,117	2,544,672
Federal funds purchased & securities sold under agreements to repurchase	19,142	22,919	50,120	17,404	19,800
Other borrowings	—	—	—	—	3,810
Other liabilities	16,384	22,768	22,983	10,387	8,821
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,520,898	2,577,929	2,740,035	2,650,177	2,619,372

Stockholders’ equity
Preferred stock	$27,845	$27,753	$27,662	$51,207	$51,044
Common stock	25,258	25,239	25,155	25,155	25,155
Capital surplus	165,483	165,078	164,949	164,182	166,685
Retained earnings	76,791	70,554	65,710	62,156	61,081
Accumulated other comprehensive income/(loss)	3,582	6,274	6,607	7,337	7,805
Less treasury stock	(11,182)	(11,176)	(11,066)	(10,831)	(10,831)

Total stockholders’ equity	287,777	283,722	279,017	299,206	300,939

Total liabilities and stockholders’ equity	$2,808,675	$2,861,651	$3,019,052	$2,949,383	$2,920,311

Other Data
Earning Assets	2,421,996	2,401,043	2,547,719	2,443,040	2,465,116
Intangible Assets	3,274	3,632	3,996	4,360	4,723
Interest Bearing Liabilities	2,029,069	2,064,200	2,206,301	2,175,287	2,181,438
Average Assets	2,820,863	2,875,274	2,985,116	2,935,715	2,966,527
Average Common Stockholders’ Equity	251,240	251,214	240,787	242,614	243,463

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012

ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$23,382	$23,593	$25,901	$26,198	$28,689	$23,593	$35,156

Provision for loan loss (2)	3,695	2,603	4,091	5,690	6,070	6,298	18,670

Charge-offs	3,200	3,036	6,996	6,092	8,738	6,236	28,075
Recoveries	340	222	597	105	177	562	447

Net charge-offs (recoveries)	2,860	2,814	6,399	5,987	8,561	5,674	27,628

Ending balance	$24,217	$23,382	$23,593	$25,901	$26,198	$24,217	$26,198

As a percentage of loans	1.56%	1.57%	1.63%	1.80%	1.92%	1.56%	1.92%
As a percentage of nonperforming loans	76.13%	62.39%	60.67%	67.76%	58.98%	76.13%	58.98%

Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$324	$410	$562	$235	$499	$734	$654
Real Estate - Residential	1,328	779	2,080	2,268	2,251	2,107	4,374
Real Estate - Commercial and Farmland	768	1,025	2,352	715	4,520	1,793	17,484
Real Estate - Construction and Development	576	655	1,561	2,608	1,281	1,231	5,211
Consumer Installment	204	167	441	266	187	371	352

Total charge-offs	3,200	3,036	6,996	6,092	8,738	6,236	28,075

Recoveries
Commercial, Financial and Agricultural	44	84	56	23	30	128	78
Real Estate - Residential	144	85	26	37	21	229	162
Real Estate - Commercial and Farmland	10	3	450	8	8	13	24
Real Estate - Construction and Development	2	2	17	4	2	4	19
Consumer Installment	140	48	48	33	116	188	164

Total recoveries	340	222	597	105	177	562	447

Net charge-offs (recoveries)	$2,860	$2,814	$6,399	$5,987	$8,561	$5,674	$27,628

Non-accrual loans	31,811	37,476	38,885	38,225	44,421	31,811	44,421
Foreclosed assets	39,885	40,434	39,850	37,325	36,397	39,885	36,397
Accruing loans delinquent 90 days or more	—	—	—	—	1	—	1

Total non-performing assets	71,696	77,910	78,735	75,550	80,819	71,696	80,819

Non-performing assets as a percent of total assets	2.55%	2.72%	2.61%	2.56%	2.77%	2.55%	2.77%
Net charge offs as a percent of loans (Annualized)	0.74%	0.76%	1.75%	1.65%	2.52%	0.74%	4.07%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2011 and 2012, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
Loans by Type	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012
Commercial, financial & agricultural	$208,424	$180,888	$174,217	$189,374	$174,903
Real estate - construction & development	134,607	130,161	114,199	125,315	124,556
Real estate - commercial & farmland	788,654	766,227	732,322	713,240	675,404
Real estate - residential	357,685	355,716	346,480	343,332	332,124
Consumer installment	36,923	37,335	40,178	43,441	41,431
Other	29,534	22,426	43,239	25,160	17,071

Total Legacy (non-covered)	$1,555,827	$1,492,753	$1,450,635	$1,439,862	$1,365,489

Commercial, financial & agricultural	$27,371	$28,568	$32,606	$37,167	$41,372
Real estate - construction & development	52,972	57,114	70,184	73,356	83,991
Real estate - commercial & farmland	255,102	260,159	278,506	298,903	322,393
Real estate - residential	107,107	113,668	125,056	135,154	150,683
Consumer installment	965	1,215	1,360	1,654	3,298

Total Covered (at fair value)	$443,517	$460,724	$507,712	$546,234	$601,737

Total Loan Portfolio:
Commercial, financial & agricultural	$235,795	$209,456	$206,823	$226,541	$216,275
Real estate - construction & development	187,579	187,275	184,383	198,671	208,547
Real estate - commercial & farmland	1,043,756	1,026,386	1,010,828	1,012,143	997,797
Real estate - residential	464,792	469,384	471,536	478,486	482,807
Consumer installment	37,888	38,550	41,538	45,095	44,729
Other	29,534	22,426	43,239	25,160	17,071

Total Loans	$1,999,344	$1,953,477	$1,958,347	$1,986,096	$1,967,226

Troubled Debt Restructurings:
Accruing loan types:
Commercial, financial & agricultural	$1,059	$799	$802	$804	$—
Real estate - construction & development	1,946	1,883	1,735	1,481	1,205
Real estate - commercial & farmland	7,529	8,878	8,947	9,540	13,293
Real estate - residential	7,468	6,953	7,254	8,068	8,472
Consumer installment	13	—	6	—	—

Total Accruing TDRs	$18,015	$18,513	$18,744	$19,893	$22,970

Non-accruing loan types:
Commercial, financial & agricultural	$—	$—	$—	$—	$18
Real estate - construction & development	29	43	—	—	1,124
Real estate - commercial & farmland	1,493	3,595	4,149	2,770	2,815
Real estate - residential	1,046	1,111	1,022	620	1,213
Consumer installment	—	6	—	—	—

Total Non-accrual TDRs	$2,568	$4,755	$5,171	$3,390	$5,170

Total Troubled Debt Restructurings	$20,583	$23,268	$23,915	$23,283	$28,140

The following table presents the non-covered loan portfolio by risk grade:

Grade 10 - Prime credit	$44,852	$40,268	$32,993	$34,809	$28,282
Grade 15 - Good credit	241,690	232,773	236,500	244,466	251,157
Grade 20 - Satisfactory credit	708,606	665,777	641,950	592,283	540,562
Grade 23 - Performing, under-collateralized credit	29,829	29,403	31,433	30,176	30,131
Grade 25 - Minimum acceptable credit	443,105	425,646	399,210	427,598	397,984
Grade 30 - Other asset especially mentioned	29,265	32,485	35,298	35,478	36,307
Grade 40 - Substandard	57,880	66,147	72,994	74,606	80,824
Grade 50 - Doubtful	598	254	257	446	242
Grade 60 - Loss	2	—	—	—	—

Total	$1,555,827	$1,492,753	$1,450,635	$1,439,862	$1,365,489

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012

AVERAGE BALANCES

Federal funds sold	$—	$—	$57	$10	$17,665	$—	$28,005
Interest bearing deposits in banks	52,090	101,452	152,875	125,775	128,008	76,635	142,953
Investment securities - taxable	271,282	286,745	300,773	316,967	324,879	278,971	317,904
Investment securities - nontaxable	50,300	53,819	52,017	47,819	46,049	52,050	46,285
Other investments	7,002	6,687	6,702	7,213	8,893	6,845	9,579
Mortgage loans held for sale	100,766	63,732	46,763	31,759	21,603	92,752	31,167
Loans	1,471,778	1,424,594	1,424,302	1,398,468	1,356,845	1,437,915	1,325,171
Covered loans	444,616	491,691	519,892	574,897	601,802	468,024	601,507

Total Earning Assets	$2,397,834	2,428,720	2,503,381	2,502,908	2,505,744	$2,413,192	$2,502,571

Noninterest bearing deposits	$479,054	$481,760	$502,069	$452,019	$432,535	$480,400	$420,131
NOW accounts	579,312	633,313	626,440	593,204	605,494	606,163	612,459
MMDA	611,562	592,842	606,908	631,231	616,449	602,254	608,074
Savings accounts	104,534	102,380	100,722	102,129	97,097	103,463	92,269
Retail CDs < $100,000	298,553	313,191	342,518	365,807	369,651	308,270	371,512
Retail CDs > $100,000	358,980	368,577	391,075	430,677	410,855	361,314	421,112
Brokered CDs	16,176	19,448	34,588	41,799	59,526	17,803	76,563

Total Deposits	2,448,171	2,511,511	2,604,320	2,616,866	2,591,607	2,479,667	2,602,120

FHLB advances	—	—	—	2,160	3,810	—	6,217
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	20,530	27,191	36,165	17,146	23,042	23,842	26,470

Total Non-Deposit Funding	62,799	69,460	78,434	61,575	69,121	66,111	74,956

Total Funding	$2,510,970	$2,580,971	$2,682,754	$2,678,441	$2,660,728	$2,545,778	$2,677,076

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$—	$—	$—	$—	$4	$—	$10
Interest bearing deposits in banks	29	85	102	104	108	114	228
Investment securities - taxable	1,719	1,697	1,737	2,017	2,187	3,416	4,496
Investment securities - nontaxable (TE)	464	506	501	493	505	970	998
Mortgage loans held for sale	959	572	455	285	177	1,531	318
Loans (TE)	19,904	19,604	20,224	19,983	19,396	39,508	37,565
Covered loans	9,066	8,765	9,859	8,951	10,808	17,831	21,780

Total Earning Assets	$32,141	$31,229	$32,878	$31,833	$33,185	$63,370	$65,395

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	250	302	340	300	447	552	973
MMDA	555	522	537	625	808	1,077	1,649
Savings accounts	29	29	30	32	36	58	70
Retail CDs < $100,000	437	498	600	726	834	935	1,775
Retail CDs > $100,000	675	706	815	990	1,072	1,381	2,312
Brokered CDs	137	169	281	332	438	306	940

Total Deposits	2,083	2,226	2,603	3,005	3,635	4,309	7,719

FHLB advances	—	—	—	15	26	—	95
Subordinated debentures	363	270	332	362	427	633	788
Repurchase agreements	28	37	43	29	37	65	77
Correspondent bank line of credit and other	1	2	2	2	1	3	2

Total Non-Deposit Funding	392	309	377	408	491	701	962

Total Funding	$2,475	$2,535	$2,980	$3,413	$4,126	$5,010	$8,681

Net Interest Income (TE)	$29,666	$28,694	$29,898	$28,420	$29,059	$58,360	$56,714

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012
YIELDS (1)

Federal funds sold	0.00%	0.00%	0.00%	0.00%	0.09%	0.00%	0.07%
Interest bearing deposits in banks	0.22%	0.34%	0.27%	0.33%	0.34%	0.30%	0.32%
Investment securities - taxable	2.54%	2.40%	2.30%	2.53%	2.71%	2.47%	2.84%
Investment securities - nontaxable	3.70%	3.81%	3.83%	4.10%	4.41%	3.76%	4.34%
Mortgage loans held for sale	3.82%	3.64%	3.87%	3.57%	3.30%	3.33%	2.05%
Loans	5.42%	5.58%	5.65%	5.68%	5.75%	5.54%	5.70%
Covered loans	8.18%	7.23%	7.54%	6.19%	7.22%	7.68%	7.28%

Total Earning Assets	5.38%	5.21%	5.22%	5.06%	5.33%	5.30%	5.25%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.17%	0.19%	0.22%	0.20%	0.30%	0.18%	0.32%
MMDA	0.36%	0.36%	0.35%	0.39%	0.53%	0.36%	0.55%
Savings accounts	0.11%	0.11%	0.12%	0.12%	0.15%	0.11%	0.15%
Retail CDs < $100,000	0.59%	0.64%	0.70%	0.79%	0.91%	0.61%	0.96%
Retail CDs > $100,000	0.75%	0.78%	0.83%	0.91%	1.05%	0.77%	1.10%
Brokered CDs	3.40%	3.52%	3.23%	3.16%	2.96%	3.47%	2.47%

Total Deposits	0.34%	0.36%	0.40%	0.46%	0.56%	0.35%	0.60%

FHLB advances	0.00%	0.00%	0.00%	2.76%	2.74%	0.00%	3.07%
Subordinated debentures	3.44%	2.59%	3.12%	3.41%	4.06%	3.02%	3.75%
Repurchase agreements	0.55%	0.55%	0.47%	0.67%	0.65%	0.55%	0.58%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.50%	1.80%	1.91%	2.64%	2.86%	2.14%	2.58%

Total funding (3)	0.40%	0.40%	0.44%	0.51%	0.62%	0.40%	0.65%

Net interest spread	4.98%	4.81%	4.78%	4.55%	4.71%	4.90%	4.60%

Net interest margin	4.96%	4.79%	4.75%	4.52%	4.66%	4.88%	4.56%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
Core Earnings Reconciliation	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012

Pre-tax operating profit/(loss)	$10,007	$7,891	$7,230	$2,719	$3,908	$17,898	$11,771
Plus: Credit Related Costs
Provision for loan losses	4,165	2,923	4,442	6,540	7,225	7,088	20,107
(Gains)/Losses on the sale of legacy OREO	134	(20)	464	983	813	114	8,065
Problem loan and OREO expense	2,215	4,864	2,084	2,724	2,610	7,079	8,097
Interest reversed (received) on non-accrual loans	118	54	227	159	145	172	331

Total Credit-Related Costs	6,632	7,821	7,217	10,406	10,793	14,453	36,600

Plus: Non-recurring conversion charges	—	—	2,125	—	—	—	—
Less: Non-recurring gains
Gains related to FDIC acquisitions	—	—	—	—	—	—	(20,037)
Gains on sales of securities	1	(172)	(322)	—	—	(171)	—
Gains on sales of bank premises	(227)	(242)	—	—	—	(469)	—
Other non-recurring adjustments	(2,067)	(1,017)	(2,423)	602	—	(3,084)	—

Pretax, Pre-provision earnings	$14,346	$14,281	$13,827	$13,727	$14,701	$28,627	$28,334

As percentage of average assets, annualized	2.04%	2.01%	1.84%	1.86%	1.99%	2.05%	1.92%

	Three Months Ended					Six Months Ended
Recurring Operating Expenses	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012

Total Operating Expenses	26,688	28,884	29,791	28,810	26,623	55,572	60,869
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(134)	20	(464)	(983)	(813)	(114)	(8,065)
Gains/(Losses) on the sale of covered OREO	—	(3,176)	—	—	—	(3,176)	—
Problem loan and OREO expense	(2,215)	(1,688)	(2,084)	(2,724)	(2,610)	(3,903)	(8,097)
Severance payments	—	—	(750)	—	(190)	—	(552)
Conversion expenses	—	—	(1,375)	—	(285)	—	(285)
Gains/(Losses) on the sale of premises	227	242	—	—	—	469	—

Recurring operating expenses	$24,566	$24,282	$25,118	$25,103	$22,725	$48,848	$43,870

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
Segment Reporting	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Jun. 2012	Jun. 2013	Jun. 2012

Banking Division:
Net interest income	$28,517	$27,766	$29,104	$27,953	$28,704	$56,283	$56,290
Provision for loan losses	4,165	2,923	4,442	6,540	7,225	7,088	20,107
Noninterest income	6,383	6,896	7,136	6,091	5,869	13,279	31,658
Noninterest expense:
Salaries and employee benefits	10,478	11,037	13,021	11,446	10,727	21,515	20,989
Occupancy	2,781	2,765	3,476	3,190	2,807	5,546	6,060
Data Processing	2,634	2,471	3,119	2,510	2,832	5,105	4,712
Other expenses	6,444	8,890	6,586	8,706	8,396	15,334	25,764

Total noninterest expense	22,337	25,163	26,202	25,852	24,762	47,500	57,525

Income before income taxes	8,398	6,576	5,596	1,652	2,586	14,974	10,316
Income Tax	2,766	2,146	1,986	443	950	4,912	3,402
Net income	5,632	4,430	3,610	1,209	1,636	10,062	6,914
Preferred stock dividends	442	441	1,118	827	817	883	1,632

Net income available to common shareholders	$5,190	$3,989	$2,492	$382	$819	$9,179	$5,282

Mortgage Division:
Net interest income	$959	$572	$455	$285	$177	$1,531	$318
Provision for loan losses	—	—	—	—	—	—	—
Noninterest income	5,001	4,464	4,768	3,740	3,006	9,465	4,481
Noninterest expense:
Salaries and employee benefits	2,903	2,769	2,764	2,320	1,398	5,672	2,582
Occupancy	197	166	177	150	73	363	155
Data Processing	202	99	135	89	73	301	118
Other expenses	1,049	687	513	399	317	1,736	489

Total noninterest expense	4,351	3,721	3,589	2,958	1,861	8,072	3,344

Income before income taxes	1,609	1,315	1,634	1,067	1,322	2,924	1,455
Income Tax	563	460	572	373	463	1,023	509
Net income	1,046	855	1,062	694	859	1,901	946
Preferred stock dividends	—	—	—	—	—	—	—

Net income available to common shareholders	$1,046	$855	$1,062	$694	$859	$1,901	$946

Total Consolidated:
Net interest income	$29,476	$28,338	$29,559	$28,238	$28,881	$57,814	$56,608
Provision for loan losses	4,165	2,923	4,442	6,540	7,225	7,088	20,107
Noninterest income	11,384	11,360	11,904	9,831	8,875	22,744	36,139
Noninterest expense:
Salaries and employee benefits	13,381	13,806	15,785	13,766	12,125	27,187	23,571
Occupancy	2,978	2,931	3,653	3,340	2,880	5,909	6,215
Data Processing	2,836	2,570	3,254	2,599	2,905	5,406	4,830
Other expenses	7,493	9,577	7,099	9,105	8,713	17,070	26,253

Total noninterest expense	26,688	28,884	29,791	28,810	26,623	55,572	60,869

Income before income taxes	10,007	7,891	7,230	2,719	3,908	17,898	11,771
Income Tax	3,329	2,606	2,558	816	1,413	5,935	3,911
Net income	6,678	5,285	4,672	1,903	2,495	11,963	7,860
Preferred stock dividends	442	441	1,118	827	817	883	1,632

Net income available to common shareholders	$6,236	$4,844	$3,554	$1,076	$1,678	$11,080	$6,228